UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2023

Endeavor Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40373	83-3340169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 Wilshire Boulevard, 3rd Floor Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 285-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	EDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

EXPLANATORY NOTE

On September 12, 2023 (the “Closing Date”), Endeavor Group Holdings, Inc. (the “Company” or “Endeavor”) completed the previously disclosed transactions (the “Transactions”) contemplated by the Transaction Agreement (the “Transaction Agreement”), by and among the Company, TKO Group Holdings, Inc. (f/k/a New Whale Inc.), a Delaware corporation (“TKO”), Endeavor Operating Company, LLC, a Delaware limited liability company and subsidiary of the Company (“EOC”), TKO Operating Company, LLC (f/k/a Zuffa Parent, LLC), a Delaware limited liability company and subsidiary of the Company (“TKO OpCo”), World Wrestling Entertainment, Inc., a Delaware corporation (“WWE”), and Whale Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of TKO (“Merger Sub”). As a result of the Transactions, TKO became a consolidated subsidiary of the Company.

Item 1.01	Entry into a Material Definitive Agreement.

On the Closing Date, in connection with the Transactions, the Company, TKO and other subsidiaries of the Company entered into several agreements, including a Fourth Amended and Restated Limited Liability Company Agreement of TKO OpCo (the “TKO Operating Agreement”) and a governance agreement, by and among the Company, Endeavor, EOC, January Capital Sub, LLC, January Capital HoldCo, LLC, TKO OpCo (EOC, January Capital HoldCo, LLC and January Capital Sub LLC, collectively, the “EDR Subscribers”) and Vincent McMahon (the “Governance Agreement”). The EDR Subscribers and TKO are subsidiaries of the Company, and Mr. McMahon is Executive Chair and a member of TKO’s board of directors (the “TKO Board”).

TKO Operating Agreement

Following the Transactions, TKO operates its business through TKO OpCo and its subsidiaries, in accordance with the terms of the TKO Operating Agreement. As sole managing member of TKO OpCo, TKO has control over all of the affairs and decision-making of TKO OpCo. As such, TKO is responsible for all operational and administrative decisions of TKO OpCo and the day-to-day management of TKO OpCo’s business. TKO will fund any dividends to TKO stockholders (if any) by causing TKO OpCo to make distributions to its equityholders, including TKO, subject to the limitations imposed by the TKO Operating Agreement.

The holders of common units of TKO OpCo, including TKO, will generally incur U.S. federal, state and local income taxes on their allocable share of any net taxable income of TKO OpCo. Net profits of TKO OpCo will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of equity interests in TKO OpCo, though certain non-pro rata adjustments may be made to reflect tax depreciation, amortization and other allocations as required under applicable law or as provided for in the TKO Operating Agreement. The TKO Operating Agreement provides for cash distributions to the holders of common units for purposes of funding their tax obligations in respect of the taxable income of TKO OpCo that is allocated to them (or otherwise provide the TKO OpCo members with liquidity), subject to available cash and any negative covenants in applicable loan agreements. Generally, these tax distributions will be calculated using an assumed tax rate equal to the highest marginal combined income tax rate applicable to an individual or corporation resident in Los Angeles, California or New York, New York (whichever rate is higher), taking into account the deductibility of applicable state and local income taxes for U.S. federal income tax purposes and any limitations thereon, with the same assumed tax rate applicable to all TKO OpCo members. Distributions (including tax distributions) made in respect of common units will generally be made pro rata in respect of such common units.

The TKO Operating Agreement provides that, except as otherwise determined by TKO, if at any time TKO issues shares of Class A common stock, par value $0.00001 per share (the “TKO Class A Common Stock”), or any other equity or equity-linked security of TKO entitled to any economic rights, TKO OpCo will then issue an equal amount of common units (or other security with corresponding economic rights) of TKO OpCo to TKO. Similarly, except as otherwise determined by TKO, TKO OpCo will not issue any additional common units to TKO unless TKO issues or sells an equal number of shares of TKO Class A Common Stock. Conversely, except as otherwise determined by TKO, if at any time any shares of TKO Class A Common Stock are redeemed, repurchased or otherwise acquired, TKO OpCo will redeem, repurchase or otherwise acquire an equal number of common units held by TKO upon the same terms and for the same price per security, as the shares of TKO Class A Common Stock are redeemed, repurchased or otherwise acquired. In addition, except as otherwise determined by TKO, TKO OpCo will not affect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of TKO OpCo units unless it is accompanied by a substantively identical subdivision or combination of TKO common stock.

Subject to certain exceptions, TKO OpCo will indemnify all of its members and their officers and other related parties against all losses or expenses arising from claims or other legal proceedings in which any such person (in its capacity as such) may be involved or become subject to in connection with TKO OpCo’s business or affairs or the TKO Operating Agreement or any related document.

The TKO Operating Agreement provides that the members of TKO OpCo (other than TKO) (or certain permitted transferees thereof) have the right from time to time, subject to certain restrictions, to cause TKO OpCo to redeem any or all of their common units (with the simultaneous redemption of shares of TKO’s Class B common stock, par value $0.00001 per share (the “TKO Class B Common Stock”)), in exchange for, at TKO’s election (subject to certain exceptions), either cash (based on the market price of a share of TKO Class A Common Stock) or shares of TKO Class A Common Stock, and if such redemption is made in exchange for shares of TKO Class A Common Stock, it shall be effected as a direct purchase by TKO. If, on the date of the applicable exchange notice, the aggregate amount of TKO’s cash balance plus the aggregate amount of any loans by TKO to TKO OpCo as permitted under TKO’s cash management policy, in the aggregate, is in excess of $100 million, any exchange may only occur 30 days following the giving of notice by Endeavor.

The foregoing description of the TKO Operating Agreement is qualified in its entirety by reference to the full text of the TKO Operating Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Governance Agreement

The Governance Agreement addresses matters primarily relating to the TKO Board and restrictions on the EDR Subscribers’ ability to effect certain actions.

Appointment Rights Held by WWE, Mr. McMahon and the WWE Designees

The Governance Agreement provides that, until the later of December 31, 2025 and the earlier of (x) the date on which Mr. McMahon owns fewer than 7,188,031 shares of TKO common stock and (y) the date on which Mr. McMahon no longer serves as the executive chair of the TKO Board (the date contemplated by clauses (x) and (y), the “Sunset Date”), TKO’s slate of individuals nominated for election to the TKO Board will include all five of the WWE Designees (as defined therein), provided that the WWE Designees will include at least three independent directors. Until the earlier of the death, resignation or incapacitation of Mr. McMahon (the “Executive Chair Sunset”) and the Sunset Date, Mr. McMahon will have the right to designate the nominee for his seat, one non-independent director and one independent director. The then-appointed WWE Designees (acting by majority) will have the right to nominate the other two WWE Designees, each of whom must be independent. If, upon the occurrence of the Executive Chair Sunset, the Sunset Date has not occurred, then from the Executive Chair Sunset until the Sunset Date, the then-appointed WWE Designees will have the right to designate the successors to all five of the WWE Designees, three of whom must be independent.

Appointment Rights Held by Endeavor

Until the date on which Endeavor no longer owns, directly or indirectly, more than 20% in the aggregate of the voting power of the then-outstanding shares of capital stock of TKO, the slate of individuals nominated for election to the TKO Board will include the EDR Designees (as defined therein), provided that the EDR Designees will at all times include at least three independent directors. In the event that a majority of the TKO Board determines in good faith that an EDR Designee is not qualified to serve on the TKO Board or does not satisfy an applicable law or other regulation of the Securities and Exchange Commission (the “SEC”) or the New York Stock Exchange (“NYSE”), then such individual will not be included in the slate of nominees and Endeavor will be permitted to submit a replacement nominee to the slate of individuals nominated for election to the TKO Board in accordance therewith. TKO will take all necessary actions within its control so that each replacement nominee is nominated and elected to the TKO Board.

Other Appointment Provisions

Under the Governance Agreement, subject to the rights to designate a replacement as otherwise set forth therein, the full TKO Board will have the right to designate nominees for election at annual stockholder meetings for, or to fill vacancies in, all director positions. Subject to the right to designate a replacement, in the event that the nominating and corporate governance committee of the TKO Board determines in good faith that a nominating person’s designee that must be independent does not satisfy the applicable independence criteria, then TKO will not be required to include such individual in the slate of nominees to be recommended by the TKO Board for election; however, the nominating person of any such individual will be permitted to submit a replacement nominee that would qualify as independent. For so long as any nominating person has the right to designate an EDR Designee or a WWE Designee, in the event that (a) a vacancy is created at any time by the death, disability, retirement, resignation or removal of an EDR Designee or a WWE Designee or (b) an individual is disqualified by the TKO Board or the nominating and corporate governance committee, then the applicable nominating person may designate another individual as its designee to either fill the applicable vacancy or be included on the slate of nominees to be recommended by the TKO Board for election at its next meeting of the stockholders, and TKO will take all necessary action within its control so that each replacement nominee is nominated and elected to the TKO Board.

At any meeting convened before the occurrence of the Sunset Date at which directors are to be elected, the EDR Subscribers and each of their permitted transferees have agreed to vote all of their shares of common stock in favor of the election of the WWE Designees and the EDR Subscribers and each of their permitted transferees have agreed to vote all of their shares of TKO common stock against any action taken in respect of the removal of any such WWE Designees from the TKO Board. At any meeting of the stockholders of TKO convened before the occurrence of the Sunset Date at which directors are to be elected, Mr. McMahon and each of his permitted transferees have agreed to vote all of their shares of TKO common stock in favor of the election of the EDR Designees and Mr. McMahon and each of his permitted transferees have agreed to vote all of their shares of TKO common stock against any action taken in respect of the removal of any such EDR Nominee from the TKO Board.

Certain Restrictions on the EDR Subscribers and Endeavor

During the period beginning on the date of the execution of the Governance Agreement and ending on the two-year anniversary of the date of its execution, except for certain permitted transfers or transfer of shares of TKO Class A Common Stock, or common units at a price below the 30-day volume weighted average price (“VWAP”) of shares of TKO Class A Common Stock (or other applicable principal security of TKO from time to time), the EDR Subscribers will not transfer any (i) shares of TKO Class A Common Stock or (ii) common units, without the approval of a majority of the WWE Designees. Following the two year anniversary of the completion of the Transactions, the EDR Subscribers will be permitted to transfer their shares of TKO common stock or common units, other than transfers that (A) would be at a price above the 30-day VWAP of shares of TKO Class A Common Stock (or other applicable principal security of TKO from time to time) and (B) would result in any third party controlling 25% or more of the voting power or economic interests of TKO or TKO OpCo, which transfers will require either (i) the approval of a majority of the WWE Designees or (ii) the acquiror in such a proposed transfer to make a pro rata offer on equivalent terms to all of the other securityholders of TKO and TKO OpCo, as applicable.

Without the approval of a majority of the independent directors of the TKO Board, Endeavor and its controlled affiliates have agreed not to (a) acquire all of the outstanding equity interests in, or all or substantially all of the assets of, TKO or TKO OpCo, (b) increase their direct or indirect beneficial ownership or economic or voting interests in TKO or TKO OpCo above 75% of the then-current outstanding economic or voting interests of TKO or TKO OpCo by virtue of additional acquisitions or (c) effect a sale of TKO or TKO OpCo that would result in the receipt of a disproportionate “control premium” (or other disparate consideration) relative to other stockholders of TKO (except for amounts explicitly and directly in respect of services contemplated by the services agreement).

During the period beginning on the date of the execution of the Governance Agreement and ending on the later of (i) the five-year anniversary of the completion of the Transactions and (ii) the six-month anniversary of Endeavor ceasing to hold or beneficially own, directly or indirectly (including through controlled affiliates), more than 20% (in the aggregate) of the voting power of the then-outstanding shares or capital stock of TKO, Endeavor has agreed not to, and will cause its controlled affiliates (other than TKO OpCo and its subsidiaries) not to, (a) other than de minimis passive investments, acquire or invest in any professional wrestling league that is competitive with WWE or other professional mixed martial arts league that is competitive with the Ultimate Fighting Championship (acting alone or in concert with any person (including any other affiliates of Endeavor)) or (b) represent (i) any professional wrestling league that is competitive with WWE, (ii) any athlete or wrestling talent in respect of their contractual relationship with TKO OpCo or any of its subsidiaries or (iii) any former wrestling talent of WWE in respect of their contractual relationship with any professional wrestling league that is competitive with WWE.

The foregoing description of the Governance Agreement is qualified in its entirety by reference to the full text of the Governance Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

The information set forth in the “Explanatory Note” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the Transaction Agreement, (i) WWE undertook certain internal restructuring steps as further described in the Transaction Agreement; (ii) Merger Sub merged with and into WWE (the “Merger”), with WWE surviving the Merger (the “Surviving Entity”) and becoming a direct wholly owned subsidiary of TKO; (iii) immediately following the Merger, TKO caused the Surviving Entity to be converted into a Delaware limited liability company (“WWE LLC”) and TKO became the sole managing member of WWE LLC (the “Conversion”); and (iv) following the Conversion, TKO (x) contributed all of the equity interests of WWE LLC to TKO OpCo in exchange for 49% of the membership interests in TKO OpCo on a fully diluted basis, and (y) issued to EOC and certain of the Company’s other subsidiaries a number of shares of TKO Class B Common Stock, representing, in the aggregate, 51% of the total voting power of TKO’s stock on a fully-diluted basis, in exchange for a payment equal to the par value of such TKO Class B Common Stock.

Following the consummation of the Transactions, subsidiaries of the Company collectively own 51.0% of the voting power of TKO and 51.0% of the economic interests in TKO OpCo, with former securityholders of WWE common stock indirectly owning 49.0% of the economic interests in TKO OpCo, 49.0% of the voting power of TKO and 100.0% of the economic interests in TKO, in each case, on a fully diluted basis.

The foregoing description of the Transaction Agreement and the Transactions is qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 3, 2023.

The information set forth in the “Explanatory Note” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transactions, effective as of the Closing Date, Ariel Emanuel, the Company’s Chief Executive Officer, and Mark Shapiro, the Company’s President and Chief Operating Officer, were appointed to also serve as Chief Executive Officer, and President and Chief Operating Officer, respectively, and as members of the TKO Board.

Chief Executive Officer Compensation

On the Closing Date, TKO entered into an employment agreement with Mr. Emanuel, effective as of the Closing Date, in connection with his service to TKO. The summary that follows is in respect of Mr. Emanuel’s service as Chief Executive Officer of TKO.

The term of Mr. Emanuel’s employment agreement will expire on December 31, 2027. Mr. Emanuel’s employment agreement provides that Mr. Emanuel shall serve as Chief Executive Officer and will report to the TKO Board. In addition, Mr. Emanuel is entitled, but not obligated, to serve on the TKO Board (and any committee thereof, to the extent permitted by applicable law and listing standards). Mr. Emanuel’s employment agreement provides that he may continue to provide services in his role and position at the Company, EOC and their respective subsidiaries, including as such role and position may be modified. To the extent not inconsistent with the business practices and policies applicable to TKO’s employees, and if such activities do not interfere in any material respect with his duties and responsibilities, Mr. Emanuel is permitted to serve as a member of the board of directors of any charitable, educational, religious or entertainment industry trade, public interest or public service organization and any “for profit” entity approved by the TKO Board, and he may continue to serve in the board, advisory and ownership positions in which Mr. Emanuel is currently involved.

Mr. Emanuel’s employment agreement provides for an annual base salary of $3,000,000, which will be pro-rated for any partial calendar year (if applicable) and subject to increase from time to time as approved by the TKO Board or such other party whose approval is required in accordance with the TKO bylaws (the “Governing Body”).

For the fiscal year 2023, Mr. Emanuel is entitled to receive a guaranteed annual bonus for the fiscal year 2023 equal to $1,750,000.

Beginning in the fiscal year 2024, Mr. Emanuel will be eligible to receive an annual bonus with a target bonus amount equal to $7,000,000. The attainment of the annual bonus will be based on the achievement of a performance metric to be mutually agreed upon between Mr. Emanuel and the Governing Body. If (i) less than 90% of the performance metric is achieved, Mr. Emanuel’s annual bonus shall be determined and paid in the Governing Body’s sole discretion, (ii) at least 90% of the performance metric is achieved, Mr. Emanuel’s annual bonus shall be at least 75% of the target bonus, (iii) at least 100% of the performance metric is achieved, Mr. Emanuel’s annual bonus shall be at least 100% of the target bonus, or (iv) at least 110% of the performance metric is achieved, Mr. Emanuel’s annual bonus shall be at least 125% of the target bonus. In addition to the foregoing, Mr. Emanuel may, in TKO’s sole discretion, receive an additional cash bonus for the applicable year. Mr. Emanuel’s annual bonus and any discretionary decisions related to such bonus shall be determined by the Governing Body.

In addition, for the fiscal year 2023, Mr. Emanuel is entitled to receive an equity award with an aggregate value equal to $2,500,000. The fiscal year 2023 equity awards are expected to consist of restricted stock units (or similar awards) and will vest in three equal installments on each of the one-year, two-year and three-year anniversaries of the date of issuance, subject to Mr. Emanuel’s continued employment through each applicable vesting date.

Beginning in the fiscal year 2024, Mr. Emanuel will be eligible to receive annual equity awards in respect of each fiscal year commencing during the term of his employment agreement. It is expected that fifty percent of the annual equity awards for each year shall be determined based on attainment of certain annual performance metrics, and fifty percent shall be determined based on continued service and/or other criteria. Subject to approval by the Governing Body, each annual equity award will represent an aggregate value (as of the date of grant) ranging from 75% to 150% of Mr. Emanuel’s target annual equity award amount of $10,000,000, to consist of restricted stock units or similar awards that vest in three equal installments on each of the one-year, two-year and three-year anniversaries of the date of issuance, subject to Mr. Emanuel’s continued employment through each applicable vesting date or as described in the next sentence. The terms and conditions of Mr. Emanuel’s equity awards (including the type, nature and vesting conditions thereof) shall be determined in the good faith discretion of the Governing Body, and the Governing Body may only change the equity awards from time-vesting to performance-vesting awards after negotiations with Mr. Emanuel in good faith. The value of Mr. Emanuel’s equity awards may exceed the expected amount for the fiscal years described above.

Mr. Emanuel’s employment agreement additionally entitles Mr. Emanuel to receive (i) a transaction bonus of $20,000,000, which will be payable within 30 days following the Closing Date, and (ii) a one-time equity award comprised of restricted stock, restricted stock units or similar awards with respect to a number of shares of TKO common stock equal to $40,000,000 divided by the closing price of TKO common stock on the Closing Date. The equity award will vest in four equal installments on each of the one-year, two-year, three-year and four-year anniversaries of the Closing Date, subject to Mr. Emanuel’s continued employment through each applicable vesting date.

Mr. Emanuel’s employment agreement further provides that Mr. Emanuel is eligible to participate in all employee benefit programs made available to all active employees. Mr. Emanuel’s employment agreement provides for severance upon certain terminations of employment.

If Mr. Emanuel’s employment is terminated without “cause” (as defined in his employment agreement) or due to a resignation for “good reason” (as defined below) he is entitled to receive (i) any unpaid annual bonus for the year prior to the year of termination, which shall be paid in a lump sum within thirty days after Mr. Emanuel’s termination of employment, and (ii) an amount equal to two times the sum of (x) his base salary and (y) his target bonus, which shall be paid ratably in monthly installments over the twenty-four month period following the date of Mr. Emanuel’s termination of employment. For Mr. Emanuel, “good reason” means the occurrence of, without Mr. Emanuel’s consent, (i) a material diminution of his duties, responsibilities or authorities as chief executive officer (including any requirement that Mr. Emanuel report to someone other than the TKO Board), (ii) the assignment of duties inconsistent with Mr. Emanuel’s position, (iii) the material breach by TKO of any terms under Mr. Emanuel’s employment agreement, (iv) the relocation of Mr. Emanuel’s principal place of employment outside of the Los Angeles Metropolitan area or (iv) the failure of TKO to obtain the assumption in writing of its obligations under Mr. Emanuel’s employment agreement by any successor to all or substantially all of the assets of TKO.

If Mr. Emanuel’s employment is terminated due to death or disability, he will be entitled to receive any unpaid annual bonus for the year prior to the year of termination and a pro-rata portion of the target bonus for the year of termination.

Upon a termination without cause or due to a resignation for good reason, any unvested portion of Mr. Emanuel’s equity awards that is subject solely to vesting based on continued service will accelerate and vest. Additionally, any unvested portion of Mr. Emanuel’s equity awards that is subject solely to vesting based on continued service will accelerate and vest upon a Change of Control (as defined in the TKO Equity Plan (as defined below)), subject to Mr. Emanuel’s continued service through the consummation of such Change in Control.

Any severance that Mr. Emanuel is entitled to receive upon his termination by TKO without cause, or due to a resignation for good reason is subject to Mr. Emanuel’s execution and non-revocation of a release of claims.

Mr. Emanuel’s employment agreement provides that, if any payments to Mr. Emanuel would be considered “excess parachute payments” under Section 280G of the Internal Revenue Code (the “Code”) and subject to excise taxes under Section 4999 of the Code, such payments will be reduced to the extent such reduction would provide a greater net after-tax benefit to Mr. Emanuel in relation to the net after-tax benefit to Mr. Emanuel if all such payments had been made.

The foregoing summary is qualified in its entirety by reference to the full text of Mr. Emanuel’s employment agreement with TKO, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

President and Chief Operating Officer Compensation

On the Closing Date, TKO entered into an employment agreement with Mr. Shapiro, effective as of the Closing Date, in connection with his service to TKO. The summary that follows is in respect of Mr. Shapiro’s service as President and Chief Operating Officer of TKO.

The term of Mr. Shapiro’s employment agreement will expire on the one-year anniversary of the Closing Date. The employment agreement provides that Mr. Shapiro shall serve as President and Chief Operating Officer and will report to Ariel Emanuel as Chief Executive Officer of TKO. Mr. Shapiro’s employment agreement provides that he may continue to provide services in his role and position at the Company, EOC and their respective subsidiaries, including as such roles and positions may be modified. To the extent not inconsistent with the business practices and policies applicable to TKO’s employees, and if such activities do not interfere in any material respect with his duties and responsibilities, Mr. Shapiro is permitted to serve as a member of the board of directors of any charitable, educational, religious, public interest or public service organization and any “for profit” entity approved by TKO. He may continue to serve in the board, advisory and ownership positions in which Mr. Shapiro is currently involved. During the term of Mr. Shapiro’s employment agreement, his principal place of employment is in New York, New York.

Mr. Shapiro’s employment agreement provides for an annual base salary of $2,500,000, which will be pro-rated for any partial calendar year (if applicable) and subject to increase from time to time as approved by the Governing Body.

During the term of Mr. Shapiro’s employment agreement, Mr. Shapiro is eligible to receive an annual bonus with a target bonus amount equal to $5,500,000. The amount of the annual bonus will be based on the achievement of performance metrics based on TKO performance (which may include profitability, successful integration following the closing and/or renewal of media deals), as determined by the Governing Body in good faith following consultation with Mr. Shapiro. In addition to the foregoing, Mr. Shapiro may, in TKO’s sole discretion, receive an additional cash bonus for the applicable year. Mr. Shapiro’s annual bonus and any discretionary decisions related to such bonus shall be determined by the Governing Body.

Mr. Shapiro’s employment agreement additionally entitles Mr. Shapiro to receive (i) a transaction bonus of $5,000,000, which will be payable within 30 days following the Closing Date, and (ii) a one-time equity award comprised of restricted stock, restricted stock units or similar awards with respect to a number of shares of TKO common stock equal to $6,250,000, divided by the closing price of TKO common stock on the Closing Date occurs. The equity award will vest on the one-year anniversary of the Closing Date, subject to Mr. Shapiro’s continued employment through each such date.

Mr. Shapiro’s employment agreement further provides that Mr. Shapiro is eligible to participate in all employee benefit programs made available to all active employees; provided, that Mr. Shapiro shall have reasonable access to private aircraft available to TKO for business travel purposes (or first class or charter aircraft for business travel when not using any private aircraft available to TKO) and reasonable commuting expenses (including appropriate car service). Mr. Shapiro’s employment agreement provides for severance upon certain terminations of employment.

If Mr. Shapiro’s employment is terminated without “cause” (as defined in his employment agreement) or due to a resignation for “good reason” (as defined below) prior to the end of his employment term, he is entitled to (i) continued payment of his base salary commencing on the date of termination and ending on the second anniversary of the effective date, (ii) payment of his target bonus for the period ending on the first anniversary of the Closing Date (less any bonus previously paid for that period) and (iii) an amount equal to his target bonus for each calendar year commencing with the calendar year in which the first anniversary of the effective date occurs and ending on the twenty-four month anniversary of the effective date (prorated for any partial year). For Mr. Shapiro, “good reason” means, the occurrence of, without Mr. Shapiro’s consent, the breach by TKO of any terms under Mr. Shapiro’s employment agreement (including Mr. Shapiro’s ceasing to report directly to Mr. Emanuel as Chief Executive Officer, except in the event of the termination of Mr. Emanuel’s employment as a result of Mr. Emanuel’s death or disability).

If, before the end of the term of Mr. Shapiro’s employment agreement, TKO fails to give Mr. Shapiro a bona fide offer of employment that provides compensation that is substantially comparable to the compensation provided under his employment agreement and an annual target equity award opportunity equal to at least $7,000,000 (excluding his one-time equity award of $6,250,000 and one-time cash award of $5,000,000,), and Mr. Shapiro’s employment is then either terminated by TKO without cause or by Mr. Shapiro for any reason (an “Employer Non-Renewal”), Mr. Shapiro shall be entitled to (i) continued payment of his base salary as though he had remained employed for twelve months following the termination date and (ii) payment of an amount equal to his target annual bonus for each calendar year during the period commencing with the calendar year in which the date of termination occurs and ending on the twelve month period immediately following Mr. Shapiro’s termination of employment (prorated for any partial year).

If Mr. Shapiro’s employment is terminated within 30 days following the end of the term of the employment agreement for any reason other than an Employer Non-Renewal, as long as (i) at the time of such termination, TKO has not terminated Mr. Shapiro for cause and (ii) Mr. Shapiro continues to provide services to TKO through the thirtieth day following the end of the term of the employment agreement, Mr. Shapiro shall be entitled continued payment of his base salary for six months following termination and an amount equal to fifty percent of his target annual bonus.

If Mr. Shapiro’s employment is terminated due to death or disability prior to the end of his employment term, he shall be entitled to payment of his target annual bonus for his employment term, pro-rated for the portion of his employment term in which he was employed.

If Mr. Shapiro’s employment is terminated by TKO without cause or due to a resignation for good reason prior to the end of his employment term, any unvested portion of Mr. Shapiro’s one-time equity award that is subject solely to vesting based on continued service will accelerate and vest in full. Additionally, any unvested portion of the one-time equity award that is subject solely to vesting based on continued service will accelerate and vest in full upon a Change of Control (as defined in Mr. Shapiro’s employment agreement), subject to Mr. Shapiro’s continued service through the consummation of such Change of Control.

Any severance that Mr. Shapiro is entitled to receive upon his termination by TKO without cause, due to a resignation for good reason or due to an Employer Non-Renewal, is subject to Mr. Shapiro’s execution and non-revocation of a release of claims.

Mr. Shapiro’s employment agreement provides that, if any payments to Mr. Shapiro would be considered “excess parachute payments” under Section 280G of the Code and subject to excise taxes under Section 4999 of the Code, such payments will be reduced to the extent such reduction would provide a greater net after-tax benefit to Mr. Shapiro in relation to the net after-tax benefit to Mr. Shapiro if all such payments had been made.

The foregoing summary is qualified in its entirety by reference to the full text of the Mr. Shapiro’s employment agreement with TKO, a copy of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

TKO Equity Plan

Prior to the Closing Date, TKO adopted, and stockholders of TKO approved, the TKO Group Holdings, Inc. 2023 Incentive Award Plan (the “TKO Equity Plan”), effective as of the Closing Date, and the forms of award agreements thereunder. The following is a summary of certain terms and conditions of the TKO Equity Plan.

Administration.

The TKO Board administers the TKO Equity Plan, provided it may also delegate authority to administer the TKO Equity Plan to one or more committees consisting of the TKO Equity Plan directors and/or executive officers, subject to certain limitations that may be imposed under the TKO Equity Plan, Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or stock exchange rules, as applicable. The TKO Board or its authorized delegate is herein referred to as the “Administrator.” Under the TKO Equity Plan, the Administrator generally has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, the method by which an award can be settled, exercised, cancelled, forfeited, suspended or repurchased, institute and determine the terms of an exchange program, determine the circumstances when delivery or cash, property or other amounts payable with respect to an award may be deferred, determine the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award which could provide for the surrender or cancellation, transfer, or reduction or increase of exercise price, of outstanding awards or take other actions that the Administrator deems necessary or desirable for the administration of the TKO Equity Plan or to comply with applicable law, subject to the limitations provided for in the TKO Equity Plan. The Administrator’s determinations under the TKO Equity Plan are in its sole discretion and are final and binding on all persons having or claiming any interest in the TKO Equity Plan or any award thereunder.

Eligibility.

Any current or prospective employees (except those covered by a collective bargaining agreement), directors, officers, consultants or advisors of TKO, TKO OpCo or any of their respective subsidiaries, who are eligible for awards under applicable securities law and selected by the Administrator are eligible for awards under the TKO Equity Plan. Except as otherwise required by applicable law or regulation or stock exchange rules or as otherwise limited by the terms of the TKO Equity Plan, the Administrator has the authority to determine who will be granted an award under the TKO Equity Plan.

Number of Shares Authorized.

The number of shares of TKO Class A Common Stock that are initially reserved for issuance under the TKO Equity Plan may not exceed 10,000,000.

No more than 10,000,000 shares of TKO Class A Common Stock may be issued with respect to incentive stock options under the TKO Equity Plan. The maximum grant date fair value of cash and equity awards that may be awarded to a non-affiliate director under the TKO Equity Plan during any one fiscal year, taken together with any cash fees paid to such non-affiliate director during such fiscal year, in each case solely in respect of such non-affiliate director’s service on the TKO Board, will be $750,000, provided, that such limit shall not apply to any awards issued to a non-affiliate director in respect of any one-time initial equity grant upon a non-affiliate director’s appointment to the TKO Board or in the event of extraordinary circumstances, to the extent such non-affiliate director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving other non-affiliate directors.

The number of shares of TKO Class A Common Stock reserved for issuance under the TKO Equity Plan will be reduced by the relevant number of shares granted under the TKO Equity Plan for each award that is valued by reference to a share of TKO Class A Common Stock; provided, that awards that are valued by reference to shares of TKO Class A Common Stock but are paid in cash pursuant to their terms or the TKO Equity Plan and dividend equivalents paid in cash in conjunction with any award will not reduce the number of shares reserved for issuance. If any award granted under the TKO Equity Plan expires, terminates, is canceled, forfeited, exchanged or surrendered without being vested, settled or exercised (including, without limitation, pursuant to an exchange program), any shares subject to such award will again be made available for future grants. Notwithstanding the foregoing, certain shares shall not become available for future issuance under the TKO Equity Plan, including those shares that are (a) tendered by participants, or withheld by TKO, as full or partial payment to TKO upon exercise of stock options granted under the TKO Equity Plan, (b) reserved for issuance upon the grant of stock appreciation rights, to the extent that the number of reserved shares of TKO Class A Common Stock exceeds the number of shares of TKO Class A Common Stock actually issued upon the exercise of the stock appreciation rights, (c) purchased on the open market by TKO with cash proceeds received from exercise of stock options or (d) tendered to pay the exercise price of an award or to satisfy withholding taxes owed. Notwithstanding the above, after the tenth anniversary of the earlier of (a) the date on which the TKO Equity Plan is adopted by the TKO Board and (b) the date that the TKO Equity Plan is approved by TKO stockholders, no shares shall again be available for future grants of awards under the TKO Equity Plan to the extent that such return of shares would at such time cause the TKO Equity Plan to constitute a “formula plan” or constitute a “material revision” of the TKO Equity Plan subject to stockholder approval under then-applicable rules of the NYSE (or any other applicable exchange or quotation system).

Change in Capitalization.

If there is a change in TKO capitalization in the event of any stock or extraordinary cash dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of TKO Class A Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Administrator determines that an adjustment to the terms of the TKO Equity Plan (or awards thereunder) is necessary or appropriate, then the Administrator shall make adjustments in such manner as it may deem equitable. Such adjustments may be to the number of shares reserved for issuance under the TKO Equity Plan, the number of shares covered by awards then outstanding under the TKO Equity Plan, the limitations on awards under the TKO Equity Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine to be appropriate.

Awards Available for Grant.

The Administrator may grant awards of non-qualified options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units (“RSUs”), other stock or cash-based awards, dividend equivalent awards or any combination of the foregoing. Awards may be granted under the TKO Equity Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by TKO or with which TKO combines (“Substitute Awards”).

Stock Options.

The Administrator is authorized to grant options to purchase shares of TKO Class A Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”) for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the TKO Equity Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option” and such options otherwise qualify for such treatment. Options granted under the TKO Equity Plan will be subject to the terms and conditions established by the Administrator. Under the terms of the TKO Equity Plan, the exercise price of the options will not be less than the fair market value of TKO Class A Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the TKO Equity Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Administrator and specified in the applicable award agreement. The maximum term of an option granted under the TKO Equity Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that, if the term of a non-qualified option would expire at a time when trading in the shares of TKO Class A Common Stock is prohibited by any exchange or insider trading policy that may be established by TKO or any “black-out” or similar period under TKO’s policies covering trading of securities, solely in respect of non-qualified options, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of TKO Class A Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as the Administrator may permit in its sole discretion, including: (i) in other property having a fair market value equal to the exercise price and all applicable required withholding taxes; (ii) if there is a public market for the shares of TKO Class A Common Stock at such time, by means of a broker-assisted cashless exercise mechanism; or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of TKO Class A Common Stock will be settled in cash. No incentive stock options may be granted after the tenth anniversary of the earlier of (a) the date of approval by the TKO Board or (b) the date of approval by TKO stockholders.

Stock Appreciation Rights.

The Administrator is authorized to award SARs under the TKO Equity Plan. SARs will be subject to the terms and conditions established by the Administrator. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An award of options granted under the TKO Equity Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Administrator (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of TKO Class A Common Stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be established by the Administrator and reflected in the award agreement.

Restricted Stock.

The Administrator is authorized to grant restricted stock under the TKO Equity Plan, which will be subject to the terms and conditions established by the Administrator. Restricted stock is TKO Class A Common Stock that generally is non-transferable and is subject to other restrictions determined by the Administrator for a specified period. Any accumulated dividends will be payable at the same time as the underlying restricted stock vests.

Restricted Stock Unit Awards.

The Administrator is authorized to award RSU awards, which will be subject to the terms and conditions established by the Administrator. An RSU award, once vested, may be settled in shares of TKO Class A Common Stock based on the number of units earned, or in cash equal to the fair market value of the number of shares of TKO Class A Common Stock to be received upon settlement based on the number of units earned, at the election of the Administrator. RSUs may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Administrator.

Other Stock or Cash Based Awards; Dividend Equivalents.

The Administrator is authorized to grant awards of unrestricted shares of TKO Class A Common Stock, awards that provide for cash payments, rights to receive grants of awards at a future date or other awards denominated in shares of TKO Class A Common Stock under such terms and conditions as the Administrator may determine and as set forth in the applicable award agreement. Other stock or cash-based awards may be available as a form of payment in settlement of other awards granted under the TKO Equity Plan, as stand-alone payments, as part of or in settlement of a bonus, deferred bonus, deferred compensation, phantom equity or other arrangement or as a payment in lieu of compensation to which a participant is otherwise entitled. The Administrator may also provide dividend equivalents alone or as part of an award, on a current or deferred basis, on such terms and conditions as may be determined by the Administrator.

Performance Criteria.

The Administrator may select performance criteria for awards granted under the TKO Equity Plan for the purposes of establishing performance goals for an applicable performance period. The performance criteria that may be used to establish performance goals under the TKO Equity Plan may include, but are not limited to, the following: net earnings, losses and operating income (either before or after one or more of the following: interest, taxes, depreciation, amortization and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes); adjusted net income; operating earnings or profit (either before or after taxes); cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital (or invested capital) and cost of capital; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); implementation or completion of critical projects; market share; economic value; individual employee performance; and specified, objective metrics (such as, without limitation, number of subscribers, viewership or other program ratings, social media metrics, live event attendances or average ticket price), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or other employees or to market performance indicators or indices.

Effect of a Change of Control.

Unless otherwise provided in an award agreement, or any applicable employment, consulting, change of control, severance or other agreement between a participant and TKO, TKO OpCo or any respective subsidiary thereof, in the event of a change of control, if a participant’s employment or service is terminated by TKO, TKO OpCo or any respective subsidiary thereof other than for cause (and other than due to death or disability) within the twelve-month period following a change of control, then the Administrator may (but is not obligated to) provide that (i) all then-outstanding options and SARs will become immediately exercisable as of such participant’s date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period shall expire as of such participant’s date of termination with respect to all of the then-outstanding shares of restricted stock or RSUs (including without limitation a waiver of any applicable performance goals); provided that any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that is determined to become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Administrator and prorated for the number of days elapsed from the grant date of such award through the date of termination. Notwithstanding the above, the Administrator shall exercise such discretion over the timing or settlement of any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability.

Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless the Administrator permits the award to be transferred to a permitted transferee (as defined in the TKO Equity Plan).

Amendment.

The Administrator may amend, suspend or terminate the TKO Equity Plan at any time, subject to stockholder approval if necessary to comply with any tax, or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient. Stockholder approval is not required for an exchange program.

The Administrator may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary.

Clawback/Forfeiture.

Awards may be subject to clawback or forfeiture to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 10D-1 of the Exchange Act) and/or the rules and regulations of the NYSE or other applicable securities exchange, or as required pursuant to a written policy adopted by TKO or the provisions of an award agreement.

The foregoing summary is qualified in its entirety by reference to the full text of the TKO Equity Plan, a copy of which is filed as Exhibit 10.5 hereto and is incorporated herein by reference. Copies of forms of award agreements under the TKO Equity Plan are filed as 10.6 through 10.8 hereto and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 12, 2023, the Company issued a press release announcing the consummation of the Transactions. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 (including Exhibit 99.1 hereto) is being furnished and shall not be deemed “filed” with the SEC or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired

The audited consolidated balance sheets of WWE as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows, for each of the three years in the period ended December 31, 2022 and the related notes are filed as Exhibit 99.2 hereto and are incorporated herein by reference.

The unaudited consolidated balance sheets of WWE as of June 30, 2023 and December 31, 2022, the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for three and six months ended June 30, 2023 and 2022 and the related notes are filed as Exhibit 99.3 hereto and are incorporated herein by reference.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the deadline for the Item 2.01 information in this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Operating Agreement of TKO Operating Company, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by TKO Group Holdings, Inc. on September 12, 2023).

10.2	Governance Agreement, dated as of September 12, 2023, by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC, January Capital Sub, LLC, January Capital HoldCo, LLC, TKO Operating Company, LLC, TKO Group Holdings, Inc., and Vince McMahon (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by TKO Group Holdings, Inc. on September 12, 2023).

10.3	Term Employment Agreement, dated as of September 12, 2023 by and between TKO Group Holdings, Inc. and Ariel Emanuel (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed by TKO Group Holdings, Inc. on September 12, 2023).

10.4	Term Employment Agreement, dated as of September 12, 2023, by and between TKO Group Holdings, Inc. and Mark Shapiro (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed by TKO Group Holdings, Inc. on September 12, 2023).

10.5	TKO Group Holdings, Inc. 2023 Incentive Award Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed by TKO Group Holdings, Inc. on September 12, 2023).

10.6	TKO Group Holdings, Inc. Form of Stock Option Grant Notice and Stock Option Award Agreement under the TKO Group Holdings, Inc. 2023 Incentive Award Plan (incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed by TKO Group Holdings, Inc. on September 12, 2023).

10.7	TKO Group Holdings, Inc. Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the TKO Group Holdings, Inc. 2023 Incentive Award Plan (Sell to Cover) (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed by TKO Group Holdings, Inc. on September 12, 2023).

10.8	TKO Group Holdings, Inc. Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the TKO Group Holdings, Inc. 2023 Incentive Award Plan (Net Settlement) (incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed by TKO Group Holdings, Inc. on September 12, 2023).

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of World Wrestling Entertainment, Inc.

99.1	Press Release of Endeavor Group Holdings, Inc., dated September 12, 2023

99.2	Audited consolidated financial statements of World Wrestling Entertainment, Inc. as of December 31, 2022 and 2021 and for the three years ended December 31, 2022 (incorporated by reference to World Wrestling Entertainment, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022).

99.3	Unaudited consolidated financial statements of World Wrestling Entertainment, Inc. as of June 30, 2023 and for the three and six months ended June 30, 2023 and 2022 (incorporated by reference to World Wrestling Entertainment, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

Date: September 12, 2023